STERLING CAPITAL FUNDS

AMENDMENT TO

ACCOUNTING SERVICES AGREEMENT

This Amendment (the “Amendment”) is effective as of             , 2015 by and between Sterling Capital Funds, a Massachusetts business trust (the “Trust”), and BNY Mellon Investment Servicing (US) Inc., a Massachusetts corporation (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into an Accounting Services Agreement dated as of December 18, 2006, as amended (the “Agreement”), relating to BNY Mellon’s provision of accounting services to the Trust.

B.	The Trust and BNY Mellon desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1. Amended and Restated Exhibit A to the Agreement is hereby superseded and replaced with Amended and Restated Exhibit A attached hereto.

2. Miscellaneous.

(a) As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(c) This Amendment shall be deemed to be a contract made in Massachusetts and governed by Massachusetts law, without regard to principles of conflicts of law.

(d) The names “Sterling Capital Funds” and “Trustees of Sterling Capital Funds” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Amended and Restated Agreement and Declaration of Trust dated as of February 1, 2011, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “Sterling Capital Funds” or any series thereof entered into in the name or on behalf thereof by any of the Trustees, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

STERLING CAPITAL FUNDS

By:
Name:
Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title:

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, effective as of             , 2015, is Exhibit A to that certain Accounting Services Agreement dated as of December 18, 2006, as amended, between BNY Mellon Investment Servicing (US) Inc. (“BNY Mellon”) and Sterling Capital Funds (the “Agreement”). For clarity, notwithstanding the references in Section 2 of the Agreement to “2006 Converted Funds” and “2007 Converted Funds,” each investment portfolio set forth below is a “Fund” under the Agreement; BNY Mellon will provide services with respect to such Funds in accordance with the terms set forth in the Agreement. This Exhibit A shall supersede all previous forms of Exhibit A to the Agreement.

FUNDS

Sterling Capital Short Duration Bond Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Behavioral Large Cap Value Equity Fund (f/k/a Sterling Capital Large Cap Value Diversified Fund)

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital Strategic Allocation Conservative Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Mid Value Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Behavioral Small Cap Value Equity Fund (f/k/a Sterling Capital Small Cap Value Diversified Fund)

Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Ultra-Short Bond Fund

Sterling Capital Long/Short Equity Fund

Sterling Capital Behavioral International Equity Fund

Sterling Capital Stratton Small Cap Value Fund

Sterling Capital Stratton Mid Cap Value Fund

Sterling Capital Stratton Real Estate Fund

AMENDED AND RESTATED EXHIBIT A

THIS AMENDED AND RESTATED EXHIBIT A, dated as of             , 2015 is Exhibit A to that certain Amended and Restated Accounting Services Fee Letter effective as of December 12, 2013 between Sterling Capital Funds and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS

Sterling Capital Behavioral Large Cap Value Equity Fund (f/k/a Sterling Capital Large Cap Value Diversified Fund)

Sterling Capital Mid Value Fund

Sterling Capital Behavioral Small Cap Value Equity Fund (f/k/a Sterling Capital Small Cap Value Diversified Fund)

Sterling Capital Special Opportunities Fund

Sterling Capital Equity Income Fund

Sterling Capital Short Duration Bond Fund

Sterling Capital Intermediate U.S. Government Fund

Sterling Capital Total Return Bond Fund

Sterling Capital Kentucky Intermediate Tax-Free Fund

Sterling Capital Maryland Intermediate Tax-Free Fund

Sterling Capital North Carolina Intermediate Tax-Free Fund

Sterling Capital South Carolina Intermediate Tax-Free Fund

Sterling Capital Virginia Intermediate Tax-Free Fund

Sterling Capital West Virginia Intermediate Tax-Free Fund

Sterling Capital Corporate Fund

Sterling Capital Securitized Opportunities Fund

Sterling Capital Strategic Allocation Conservative Fund

Sterling Capital Strategic Allocation Balanced Fund

Sterling Capital Strategic Allocation Growth Fund

Sterling Capital Ultra Short Bond Fund

Sterling Capital Long/Short Equity Fund

Sterling Capital Behavioral International Equity Fund

Sterling Capital Stratton Small Cap Value Fund

Sterling Capital Stratton Mid Cap Value Fund

Sterling Capital Stratton Real Estate Fund

BNY MELLON INVESTMENT
SERVICING (US) INC.

By:
Name:
Title:

Accepted:

STERLING CAPITAL MANAGEMENT LLC

By:
Name:
Title: